UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2004

AMTECH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Arizona	0-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 South Clark Drive, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 967-5146

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On July 7, 2004, we issued a press release announcing that we have completed the previously announced acquisition of Kokusai Semiconductor Equipment Corporation’s BTI semiconductor horizontal diffusion furnace operations and assets in the United States and Europe. This press release is attached as exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits.

Exhibit No	Description
99.1	Text of press release dated July 7, 2004, titled “Amtech Systems, Inc. Completes Acquisition of Kokusai’s BTI Horizontal Diffusion Furnace Operations.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: July 7, 2004	By:	/s/ Marc P. Padwe
Marc P. Padwe, Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Text of press release dated July 7, 2004, titled “Amtech Systems, Inc. Completes Acquisition of Kokusai’s BTI Horizontal Diffusion Furnace Operations.”